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Exhibit 5

OPINION AND CONSENT OF ANDREWS KURTH LLP

July 19, 2004

Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081

Re:
Inet Technologies, Inc.- Registration Statement on Form S-8 for of an Aggregate of 600,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Inet Technologies, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 600,000 shares (the "Shares") of Common Stock under the Company's 1998 Employee Stock Purchase Plan, as amended and restated (the "Purchase Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) in accordance with the stock purchase agreements under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Purchase Plan, or the Shares.

                      Very truly yours,

                      /s/ ANDREWS KURTH LLP

                      ANDREWS KURTH LLP

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  Exhibit 5
OPINION AND CONSENT OF ANDREWS KURTH LLP